EXHIBIT 10.11


              DESCRIPTION OF AMERICAN MEDICAL SECURITY GROUP, INC.
                       EXECUTIVE MANAGEMENT INCENTIVE PLAN

PURPOSE.

The purpose of the American Medical Security Group, Inc. Executive Management Incentive Plan (the "Plan") is to (i) provide motivation for executives to attain and maintain the highest standards of performance, (ii) attract and retain executives of outstanding competence, (iii) maintain a competitive compensation package for highly motivated key management employees and, (iv) direct the energies of executives toward the achievement of specific business goals and personal objectives which are of the utmost importance in the attainment of corporate goals and objectives.


ELIGIBILITY AND PARTICIPATION.

Except for the Chief Executive Officer ("CEO"), who participates in a contractual plan, and, unless otherwise determined by the CEO or the Committee (as defined below), the Senior Vice President of Sales and Marketing, who participates in a stand-alone sales performance plan, all members of the Executive Management Group, as determined by the CEO, (the "Participants") participate in the Plan.


ADMINISTRATION AND INTERPRETATION.

The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors of American Medical Security Group, Inc. Action taken by the Committee in the administration and interpretation of the Plan is final and binding on all concerned. The Committee maintains overall responsibility for the Plan and is given complete discretion to administer the Plan and to interpret and/or modify all terms and conditions of the Plan.


COMPONENTS OF THE PLAN.

Bonus awards are determined by the following components:

         1.       Company Performance Component - 60%
         2.       Individual Performance Component - 40%

For each Plan year, the Committee establishes one or more specified percentages of base salary ("Target Bonus"), to be used to calculate awards under the Plan. The Committee also establishes minimum and maximum range spread around the Target Bonus, to be used (i) if the Company's actual financial performance differs from the performance goals in specified amounts, and (ii) for varying levels of individual performance.

From year to year, the Committee may change the percentage of bonus awards attributable to the two components described above.

COMPANY PERFORMANCE COMPONENT. The company performance component of the Plan is based on earnings before depreciation, interest, taxes and amortization (EBIDTA) or such other appropriate corporate performance measures determined by the Committee, including individual measures of performance. Actual financial performance is measured by reference to the Company's financial records and the consolidated financial statements of the Company. In determining performance, the Committee in its discretion may direct that adjustments to the performance
goals  or  actual   financial   performance  as  reported  be  made  to  reflect
extraordinary organizational, operational or other changes that have occurred during such year, such as (without limitation) acquisitions, dispositions, expansions, contractions, material non-recurring items of income or loss, or events that might create unwarranted hardships or windfalls to Participants.

The percentage of Target Bonus achieved for the company performance component is determined by the Committee by comparing actual financial performance to the corporate performance goals for the preceding Plan year and the range of percentages of Target Bonus adopted by the Committee for such year.

INDIVIDUAL PERFORMANCE COMPONENT. The percentage of Target Bonus achieved for the individual performance component is a function of a discretionary evaluation of the performance of the individual executive. After each Plan year, the CEO provides the Committee with an overall performance evaluation for each Participant. The Committee uses this evaluation in determining the amount of a Participant's bonus award for the individual performance component of the Plan.


PAYMENT OF BONUS AWARDS.

Bonus awards under the Plan are paid in cash promptly following approval of the bonus award amount by the Committee (generally paid in February).

Bonus awards are not considered as compensation in calculating any insurance, profit-sharing, retirement, or other benefit for which the recipient is eligible unless any such insurance, profit-sharing, retirement or other benefit is granted under a plan which expressly provides that incentive compensation is considered as compensation under such plan.

There is no requirement that the maximum amount available for bonus awards in any year be awarded.